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                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 1 of this Registration Statement on Form S-4 of Advanced Accessory Systems, LLC and AAS Capital Corporation of our report dated September 4, 1997, relating to the financial statements of Brink B.V., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PricewaterhouseCoopers N.V.



PricewaterhouseCoopers N.V.


Zwolle, The Netherlands


April 22, 1999